                                  EXHIBIT 4.1



        _______________________________________________________________



                      COMMERCIAL BANCSHARES, INCORPORATED

                                      and

                               FIFTH THIRD BANK

                                 Rights Agent


                                _______________


                               Rights Agreement

                          Dated as of August 14, 1996



       _________________________________________________________________

Table of Contents
- -----------------


Section                                          Page
- -------                                          ----

     1     Certain Definitions.................     2

     2     Appointment of Rights Agent.........     9

     3     Issue of Rights Certificates........    10

     4     Form of Rights Certificates.........    15

     5     Countersignature and Registration...    16

     6     Transfer, Split Up, Combination and
            Exchange of Rights Certificates;
            Mutilated, Destroyed, Lost or
            Stolen Rights Certificates.........    18

     7     Exercise of Rights; Purchase
            Price; Expiration Date of Rights,
            Restriction on Transfer of Rights..    20

     8     Cancellation and Destruction of
            Rights Certificates................    26

     9     Reservation and Availability of
            Preferred Stock....................    26

     10    Preferred Stock Record Date.........    29

     11    Adjustment of Purchase Price,
            Number and Kind of Shares or
            Number of Rights...................    30

     12    Certificates of Adjusted Purchase
            Price or Number of Shares..........    51

     13    Consolidation, Merger, Share
            Exchange or Sale or Transfer
            of Assets or Earning Power.........    51

     14    Fractional Rights and Fractional
            Shares.............................    57

     15    Rights of Action....................    59

     16    Agreement of Rights Holders.........    60

     17    Rights Certificate Holder Not Deemed
            a Shareholder......................    61


     18    Concerning the Rights Agent.........    62

     19    Merger or Consolidation or Change of
            Name of Rights Agent...............    63

     20    Duties of Rights Agent..............    65

     21    Change of Rights Agent..............    69

     22    Issuance of New Rights Certificates.    71

     23    Redemption and Termination..........    72

     24    Exchange............................    75

     25    Notice of Certain Events............    78

     26    Notices.............................    80

     27    Supplements and Amendments..........    81

     28    Successors..........................    83

     29    Determinations and Actions
            by the Board of Directors, etc.....    83

     30    Benefits of this Agreement..........    84

     31    Severability........................    84

     32    Governing Law.......................    85

     33    Counterparts........................    85

     34    Descriptive Headings................    85

Exhibit A -- Form of Articles of Serial Designation

Exhibit B -- Form of Rights Certificate

Exhibit C -- Form of Summary of Rights

                                 RIGHTS AGREEMENT
                                 ----------------


     This Rights Agreement, dated as of August 14, 1996 (the "Agreement"), between COMMERCIAL BANCSHARES, INCORPORATED, a West Virginia corporation (the "Company"), and Fifth Third Bank, an Ohio bank (the "Rights Agent"), provides as follows:

                                 W I T N E S S E T H
                                 - - - - - - - - - -

     WHEREAS, on August 14, 1996 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on September 13, 1996 (the "Record Date"), and authorized the issuance of one Right for each share of Common Stock issued between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right representing the right, upon the terms and subject to the conditions hereinafter set forth, to purchase one Unit (as hereinafter defined and as such number may be adjusted pursuant to the provisions of this Agreement) of Junior Participating Cumulative Preferred Stock, Series A, of the Company having the rights, powers and preferences set forth in the Articles of Serial Designation of the Articles of Incorporation of the Company attached hereto as Exhibit A and
                               ---------
that each Right shall be in the form of the Rights Certificate attached hereto as Exhibit B (the "Rights");
   ---------
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Certain Definitions.  For purposes of this Agreement, the
                 -------------------
following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as hereinafter defined) of such Person, shall at any time become the Beneficial Owner (as hereinafter defined) of 10% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person shall
                                 --------
become the Beneficial Owner of 10% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person."

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the "Exchange Act").

          (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

              (i) that such Person or any of such Person's Affiliates or Associates owns, directly or indirectly;

              (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person
                                                --------
     shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of these Rights;

              (iii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the
              --------
     "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on
     Schedule 13D under the Exchange Act (or any comparable or successor report); or

              (iv) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph
     (iii) of this Section 1 (c)) or disposing of any voting securities of the Company;

provided, however, that notwithstanding any provision of this Section 1(c), any
- --------
Person engaged in business as an underwriter of securities who acquires any securities of the Company through such Person's participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, as amended (the "Act"), shall not be deemed the "Beneficial Owner" of, or to "beneficially own," such securities until the expiration of 40 days after the date of acquisition; and provided, further, that in no case shall an officer or director of the Company be deemed (x) the beneficial owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company, or (y) the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of Ohio or West Virginia are authorized or obligated by law or executive order to close.

          (e) "Close of business" on any given date shall mean 5:00 P.M., Charleston, West Virginia time, on such date; provided, however, that if such
                                              --------
date is not a Business Day it shall mean 5:00 P.M., Charleston, West Virginia time, on the next succeeding Business Day.

          (f) "Common Stock" shall mean the common stock, $5.00 par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

          (g) "Disinterested Director" shall mean any member of the Board of Directors of the Company who if elected by stockholders was elected at a regularly scheduled meeting of stockholders and who is not an officer or employee of the Company or any of its Subsidiaries and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or any such Affiliate or Associate and who was a member of the Board of Directors of the Company prior to the time that any Person became an Acquiring Person, and any successor to a Disinterested Director who is not an officer or employee of the Company or any of its Subsidiaries and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate and who was recommended for election or elected to succeed the Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors of the Company.

          (h) "Distribution Date" shall mean the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (as hereinafter defined) (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth business day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14e-2(a) of the General Rules and Regulations under the Exchange Act if, upon consummation thereof, such Person would become an Acquiring Person.

          (i) "Equivalent Shares" shall mean shares of Preferred Stock (as hereinafter defined) and any other class or series of capital stock of the Company that is entitled to participate in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company, on a proportional basis with the Common Stock. In calculating the number of any class or series of Equivalent Shares for purposes of Section 11 hereof, the number of shares, or fractions of a share, of such class or series of capital stock that is entitled to the same dividend or distribution as a whole share of Common Stock shall be deemed to be one share.

          (j) "Exchange Date" shall mean the date on which the Board of Directors authorizes the exchange of Rights for shares of Common Stock pursuant to Section 24 hereof.

          (k) "Expiration Date" shall mean the earliest of (i) the close of business on the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the Exchange Date.

          (l) "Final Expiration Date" shall mean August 13, 2006.

          (m) "Person" shall mean any individual, firm, corporation, partnership or other entity.

          (n) "Preferred Stock" shall mean shares of Junior Participating Cumulative Preferred Stock, Series A, without par value, of the Company.

          (o) "Purchase Price" means the purchase price for a Unit set forth in
Section 7(b).

          (p) "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii)(A) or (B) hereof.

          (q) "Section 13 Event" shall mean any event described in clause (w),
(x), (y) or (z) of Section 13(a) hereof.

          (s) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (t) "Subsidiary" shall mean, with reference to any Person, any corporation or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

          (u) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

          (v) "Unit" shall mean one one-thousandth of a share of Preferred
Stock.

     Section 2.  Appointment of Rights Agent.  The Company hereby appoints the
                 ---------------------------
Rights Agent to act as agent for the Company and the holders of the Rights (who, subject to the provisions of Section 7(e) hereof and in accordance with Section 3 hereof, shall prior to the Distribution Date also be holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3.  Issue of Rights Certificates.
                 ----------------------------
          (a) Until the Distribution Date and subject to the provisions of
Section 7(e) hereof, (x) the Rights shall be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute and the Rights Agent will countersign, and the Rights Agent shall, if requested by the Company, send by first-class, insured, postage prepaid mail, to each record holder of Rights as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights
                                           ---------
Certificates"), evidencing such number of Rights owned by such holder. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to this Agreement, at the time of distribution of the Rights

Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

          (b) As promptly as practicable following the Record Date, the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid
          ---------
mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date and subject to the provisions of Section 7(e) hereof, until the Distribution Date, the Rights shall be evidenced by such certificates for the Common Stock and the registered holders of such Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute, subject to the provisions of Section 7(e) hereof, the transfer of the Rights associated with such shares of Common Stock.

          (c) Unless the Board of Directors by resolution adopted at or before the time of the issuance (including pursuant to the exercise of rights under the Company's benefit plans) of any shares of Common Stock specifies to the contrary, Rights shall be issued in respect of all shares of Common Stock that are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date (other than shares issued upon exercise or exchange of the Rights), subject to Sections 7(e) and 11(a)(ii) hereof. In addition, subject to Sections 7(e) and 11(a)(ii) hereof, in connection with the issuance or sale of shares of Common Stock on or following the Distribution Date and prior to the Expiration Date, the Company (x) shall, with respect to shares of Common Stock so issued or sold upon the exercise, conversion or exchange of options, warrants, securities, notes or debentures issued by the Company prior to the Distribution Date, and (y) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that, in the case of either clause (x) or (y), (i)
         --------
no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment (giving effect to the provisions of Sections 11(a)(ii) and 13 hereof) shall otherwise have been made in lieu of the issuance thereof. Subject to the provisions of Sections 7(e) hereof, certificates representing both shares of Common Stock and Rights issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and certificates representing shares of Common Stock outstanding on the Record Date that are delivered upon transfer or exchange of such Common Stock shall bear the following legend:

               This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Commercial Bancshares, Incorporated (the "Company") and Fifth Third Bank dated as of August 14, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under no circumstances shall the Rights evidenced by this certificate be transferred, directly or indirectly, (i) to any Person who is, or as a result of such transfer would be, the beneficial owner of 10% or more of the Rights (including Rights that are null and void pursuant to Section 11(a)(ii) of the Rights Agreement), or (ii) to any Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement). Any purported or attempted transfer of a Right in violation of the foregoing provisions shall be without effect without any further action on the part of the Company or the Rights Agent, and any Right that has been the subject of any such purported or attempted transfer shall for purposes of the Rights Agreement and the

          Rights Certificate be deemed to be held beneficially by the Person who attempted to make such purported or attempted transfer and, thereafter, shall continue to be exercisable by such Person or, in the case of a transfer not prohibited by the Rights Agreement, such Person's transferee, pursuant to the Rights Agreement. As set forth in the Rights Agreement, Rights that are owned or that were beneficially owned by any Person who is or was an Acquiring Person (as defined in the Rights Agreement) (or by any Affiliate or Associate of an Acquiring Person) at or after the time such Person (or any Affiliate or Associate thereof) became an Acquiring Person shall become null and void.

With respect to such certificates containing the legend recited at the end of

Section 4, until the earlier of (i) the Distribution Date or (ii) the Expiration
- ---------
Date, subject to the provisions of Section 7(e) hereof, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

          With respect to certificates evidencing Common Stock transferred to any Person to whom transfer of the associated

Rights was prohibited by the transfer restrictions contained in Section 7(e), such certificates shall bear the following legend:

          This certificate neither evidences nor entitles the holder hereof to any Rights pursuant to the Rights Agreement between Commercial Bancshares, Incorporated and Fifth Third Bank, dated as of August 14, 1996.

     Section 4.  Form of Rights Certificates.
                 ---------------------------
          (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of
                         ---------
identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Units of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per Unit, being hereinafter referred to as the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) The Company shall notify the Rights Agent, and, if such notification is given orally, the Company shall confirm promptly the same in writing, at such time as the Company has notice that any Person constitutes an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and until such notice is received by the Rights Agent the Rights Agent may conclusively presume for all purposes that the legend recited at the end of Section 4 need be
                                                               ---------
imprinted only on Rights Certificates beneficially owned by Persons that the Company has previously identified to the Rights Agent as constituting an Acquiring Person or an Affiliate or Associate of an Acquiring Person and transferees of any such Persons.

     Section 5.  Countersignature and Registration.
                 ---------------------------------
          (a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent but it shall not be necessary for the same signatory to countersign all of the Rights Certificates issued hereunder. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for the purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

          (b) Following any purported or attempted transfer of Rights in violation of the transfer restrictions set forth in Section 7(e) hereof, and until the creation of separate books for registration and transfer of Rights Certificates pursuant to the following sentence, the Rights Agent will keep or cause to be kept interim books for registration and transfer of Rights that were the subject of such purported or attempted transfer showing the names and addresses of the Person or Persons who attempted to make such purported or attempted transfer, the number of Rights continued to be exercisable by such Person or Persons, and any subsequent transfer of Rights by such Person or Persons on a "when issued" basis that is not prohibited by the transfer restrictions contained in Section 7(e). Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     Section 6.  Transfer, Split Up, Combination and Exchange of Rights
                 ------------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
- ----------------------------------------------------------------------

          (a) Subject to the provisions of Section 7(e) and Sections 13, 14 and 23 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitle such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner), the transferee or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of the Rights of a sum sufficient to pay any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights;
                 --------------------------------------------------------------
Restriction on Transfer of Rights.
- ---------------------------------

          (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(ii), Section 11(a)(iii),
Section 13, Section 23(a) and Section 24 hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together, except as otherwise provided in Section 11(a)(ii), with payment of the aggregate Purchase Price with respect to the total number of Units of Preferred Stock (or other securities or property, as the case may

be) as to which surrendered Rights are then exercisable, at or prior to the Expiration Date.

          (b) The Purchase Price for each Unit of Preferred Stock pursuant to the exercise of a Right shall initially be $116 and shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof and shall be payable in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Unit of Preferred Stock (or other securities or property, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly, (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Units of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Units of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced (including to zero) pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, subject to Sections 7(e), 11(a)(ii) and 14 a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 14 hereof.

          (e) For purposes of this Section 7(e), a Person (a "Related Person") shall be deemed to be the "Beneficial Owner" of, and to "beneficially own," any Rights which such Related Person is the "Beneficial Owner" of, or "beneficially owns" as a result of the definition in Section 1(c) hereof, and any Rights that
(x) are beneficially owned by any other Person (A) with which such Related Person (or any of such Related Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), directly or indirectly, with respect to the exercise or non-exercise of, or the taking of any action or non-action with respect to, any right, power or privilege or economic benefit incident to the ownership of such Rights or the securities obtainable upon exercise thereof or (B) who has agreed, arranged or otherwise committed (whether or not in writing) directly or indirectly, to exercise or not to exercise, or to take any other action or non-action with respect to, any right, power or privilege or economic benefit incident to the ownership of such Rights or the securities obtainable upon exercise thereof on behalf of, for the benefit of, at the request of or as a result of any inducement of, at the request of or as a result of any inducement by, such Related Person (or any of such Related Person's Affiliates or Associates) or (y) are beneficially owned or otherwise held by any Person, directly or indirectly, as a result of, or in connection with, any action contemplated by clause (x) above or
(z) were beneficially owned by such Related Person at any time after such Related Person became an Acquiring Person. Notwithstanding anything in this Agreement to the contrary, Rights, including Rights evidenced by certificates for Common Stock, shall not at any time be transferable, directly or indirectly,
(i) to any Person who is, or as a result of such transfer would be, the beneficial owner of 10% or more of the Rights, or (ii) to any Affiliate or Associate of a Person referred to in the foregoing subparagraph. Any purported or attempted transfer of a Right on or after the Record Date in violation of the foregoing provisions shall be without effect without any further action on the part of the Company or the Rights Agent, and any Right that has been the subject of any such purported or attempted transfer shall for purposes of this Agreement and the Rights Certificate be deemed to be held beneficially by the Person who attempted to make such purported or attempted transfer and, thereafter, shall continue to be exercisable by such Person or, in the case of a transfer not prohibited by the Agreement, such Person's transferee, for shares of Preferred Stock (or other securities, cash or other assets, as the case may be) pursuant to this Agreement. The Company may require (or cause the Rights Agent or any transfer agent of the Company to require) any Person who submits a Rights Certificate for transfer on the registry books or to exercise the Rights represented thereby to establish to the satisfaction of the Company in its sole discretion that such attempted transfer is not in violation of the provisions of this Section 7(e). The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e), Section 11(a)(ii), Section 13 and Section 24 are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to a beneficial owner of 10% or more of the Rights or its Affiliate or Associate hereunder. The foregoing restrictions on transferability of Rights shall not affect the transferability of Common Stock associated with such Rights.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8.  Cancellation and Destruction of Rights Certificates.
                 ---------------------------------------------------

     All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Reservation and Availability of Preferred Stock.
                 -----------------------------------------------

          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, the number of shares of Preferred Stock that, except as provided in Section 11(a)(iii) hereof, will be sufficient from time to time to permit the exercise in full of all outstanding Rights.

          (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, any other securities) issuable and deliverable upon the exercise of the Rights may be included in the NASDAQ National Market System or listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be included in the NASDAQ National Market System or listed on such exchange upon official notice of issuance.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement stating, and notify the Rights Agent, that the exercisability of the Rights has been temporarily suspended. The Company shall also issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (or other securities, as the case may be) delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and nonassessable.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Preferred Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Units of Preferred Stock in respect of a name other than that of, the registered holder of the Rights surrendered for exercise or to issue or deliver any certificates for a number of Units of Preferred Stock in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10.  Preferred Stock Record Date.  Each person in whose name any
                  ---------------------------
certificate for a number of Units of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon
- --------
which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or
                  ----------------------------------------------------------
Number of Rights.
- ----------------

     The Purchase Price, and the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred

          Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this
          Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this

          Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

          (ii) Subject to Section 24 hereof, in the event that at any time after the Rights Dividend Declaration Date:

               (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged or shall effect a statutory share exchange with the Company after which the Company is not a Subsidiary of any Acquiring Person or any Associate or Affiliate of any Acquiring Person, or

               (B) any Person, alone or together with any Affiliate or Associate of such Person, shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, other than pursuant to any transaction set forth in Section 13(a) hereof; then, upon the occurrence of any event described in Section 11(a)(ii)(A) hereof and promptly after the date of the occurrence of an event described in Section 11(a)(ii)(B) hereof, proper provision shall be made by the Company so that each record holder of a Right (except as provided below and after giving effect to the transfer restrictions contained in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof for the Purchase Price in accordance with terms of this Agreement, such number of Units of Preferred Stock (or, at the option of the Company and to the extent available, such number of shares of Common Stock) as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of Units of Preferred Stock for which a Right would otherwise then be exercisable and the denominator of which is 50% of the current market price of shares of Common Stock on the date of the occurrence of a Section 11(a)(ii) Event (such result being hereinafter referred to as the "Adjustment Shares"). Notwithstanding the foregoing, to the extent permitted by applicable law, upon the occurrence of any Section 11(a)(ii) Event, any Rights that are or were beneficially owned by the Acquiring Person that is the subject of the Section 11(a)(ii) Event, or by any Affiliate or Associate of such Acquiring Person on or after such Acquiring Person's Stock Acquisition Date, shall be null and void without any further action, and thereafter may not be exercised by any Person (including any subsequent transferee) for Units of Preferred Stock or other securities or assets pursuant to any provision hereof and shall no longer confer any rights upon any Person.

     No Rights Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights become void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Rights Certificate shall be issued at any time upon the transfer of any Rights to any Acquiring Person whose Rights are void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Rights Certificate representing Rights which have become null and void pursuant to this Section 11(a)(ii) which is delivered to the Rights Agent for transfer shall be canceled.

          (iii) To the extent that the number of shares of Preferred Stock and Common Stock that are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this
     Section 11(a), and subject to such limitations as are necessary to prevent a default under any agreement for money borrowed to which the Company is a party and subject to any limitations contained in Sections 31-1-99 and 31-1-100 of the West Virginia Corporation Act, or imposed by the Board of Governors of the Federal Reserve

     System, the Department of Banking of West Virginia or any other regulatory agency having authority over the Company, the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), over (2) the Purchase Price (such excess being hereinafter referred to as the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for such unavailable Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having, together with the Adjustment Shares issued upon exercise of such Right, an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have
                               --------
     made adequate provision to deliver value pursuant to clause (B) above within 30 days following the first occurrence of a Section 11(a)(ii) Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Preferred Stock or Common Stock (to the extent such securities are available) and then, if necessary, cash, which securities and/or assets in the aggregate are equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Preferred Stock or Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) and Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the date of the first occurrence of a
     Section 11(a)(ii) Event.

          (b) If at any time after the date of this Agreement the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock or of any class or series of Equivalent Shares entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or to purchase Common Stock or Equivalent Shares (or securities convertible into Common Stock or Equivalent Shares) at a price per share (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Shares) less than the current market price of such Common Stock or Equivalent Shares on such record date, then, in each such case, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of Units of Preferred Stock obtained by multiplying the number of Units of Preferred Stock issuable upon exercise of a Right immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of

     Common Stock and Equivalent Shares (if any) outstanding on such record date plus the number of additional shares of Common Stock or Equivalent Shares, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the total number of shares of Common Stock and Equivalent Shares (if any) outstanding on such record date plus the number of shares of Common Stock or Equivalent Shares, as the case may be, which the aggregate offering price of the total number of shares of Common Stock or Equivalent Shares, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Stock and Equivalent Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, each Right shall be adjusted to evidence the right to receive that number of Units of Preferred Stock which such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

          (c) If at any time after the date of this Agreement the Company shall fix a record date for the making of a distribution to all holders of Common Stock or of any class or series of Equivalent Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular quarterly cash dividend of the Company in compliance with Sections 31-1-99 and 31-1-100 the West Virginia Corporation Act), evidences of indebtedness, assets, securities (other than Common Stock or Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), then, in each such case, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of Units of Preferred Stock obtained by multiplying the number of Units of Preferred Stock issuable upon exercise of a Right immediately prior to such record date by a fraction, the numerator of which shall be the current market price of a share of Common Stock or an Equivalent Share on the record date and the denominator of which shall be the current market price of a share of Common Stock or an Equivalent Share on such record date less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, evidences of indebtedness, assets or securities so to be distributed or of such subscription rights, options or warrants applicable to a share of Common Stock or an Equivalent Share, as the case may be. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, each Right shall be adjusted to evidence the right to receive that number of Units of Preferred Stock which such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

       (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the current market
               --------

         price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (ii) For the purpose of any computation hereunder,   the "current
          market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 11(d)(i) hereof (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this
          Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock and Preferred Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-thousandth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 1,000.

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided,
                                                                    --------
however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment, or (ii) the Expiration Date.

          (f) If as a result of an adjustment made pursuant to Section 11(a) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and if required, the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), (b),
(c), (e), (g), (h), (i), (j) and (l), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Preferred

Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (i) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units that were expressed in the initial Rights Certificates issued hereunder.

          (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of Units of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of Units of Preferred Stock at such adjusted Purchase Price.

          (k) In any case in which this Section 11 shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Units of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise before giving effect to such adjustment; provided, however,
                                                            --------
that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock,

(iv) stock dividend or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

          (m) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), (iii) effect a statutory share exchange with any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), or (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), if at the time of or immediately after such consolidation, merger, statutory share exchange or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          (o) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

     Section 12.  Certificates of Adjusted Purchase Price or Number of Shares.
                  -----------------------------------------------------------

     Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13.  Consolidation, Merger, Share Exchange or Sale or Transfer of
                  ------------------------------------------------------------
Assets or Earning Power.
- -----------------------

          (a) In the event that, following the first to occur of the Stock Acquisition Date or the Distribution Date, directly or indirectly, (w) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (x) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (y) the Company shall be a party to a statutory share exchange with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof) after which the Company is a Subsidiary of any other Person, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(n) hereof), then, and in each such case, proper provision shall be made so that: (i) each record holder of a Right, except as provided below and after giving effect to the transfer restrictions contained in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Units of Preferred Stock for which a Right would otherwise be exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Units for which a Right was otherwise exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; and (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event. Notwithstanding the foregoing, upon the occurrence of any Section 13 Event, any Rights that are or were beneficially owned by any Acquiring Person or by any Affiliate or Associate of any Acquiring Person on or after such Acquiring Person's Stock Acquisition Date shall be null and void without any further action immediately upon such occurrence, and thereafter may not be exercised by any Person (including any subsequent transferee) for Units of Preferred Stock or other securities or assets pursuant to any provision hereof and shall no longer confer any rights upon any Person.

          (b)  "Principal Party" shall mean

               (i) in the case of any transaction described in clause (w), (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger, consolidation or statutory share exchange, and if no securities are so issued, the

     Person that is the other party to such merger, consolidation or statutory share exchange; and

         (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case,
                                       --------
     (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under
     Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

          (c) The Company shall not consummate any such consolidation, merger, statutory share exchange, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, statutory share exchange or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

               (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

               (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or statutory share exchanges or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in
Section 13(a).

     Section 14.  Fractional Rights and Fractional Shares.
                  ---------------------------------------
          (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the current market price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Right or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15.  Rights of Action.  All rights of action in respect of this
                  ----------------
Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock in respect of which Rights have been issued); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of such Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of such Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16.  Agreement of Rights Holders.  Every holder of a Right by
                  ---------------------------
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) any restriction on transfer imposed or deemed to be imposed by this Agreement is valid and enforceable against the holder and any transferee of the holder;

          (d) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company, subject to the penultimate sentence of Section 7(e) hereof, nor the Rights Agent shall be required to be affected by any notice to the contrary; and

          (e) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best
                                --------
efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17.  Rights Certificate Holder Not Deemed a Shareholder.
                  --------------------------------------------------

     No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Units of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.
                  ---------------------------
          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, instruction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.

     Section 19.  Merger or Consolidation or Change of Name of Rights Agent.
                  ---------------------------------------------------------

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor

Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be
                           --------
eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the
                  ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the transferability or exercisability of the Rights or adjustment required under the provisions of Section 11 or Section 13 or any other provision hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock will, when so issued, be duly authorized, validly issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. At any time the Rights Agent may apply to the Company for written instructions with respect to any matter arising in connection with the Rights Agent's duties and obligations arising under this Agreement. Such application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than one Business Day after the Company receives such application, without the Company's consent) unless, prior to taking or initiating any such action (or the effective date in the case of an omission), the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct;

provided, however, reasonable care was exercised in the selection and continued
- --------
employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21.  Change of Rights Agent.  The Rights Agent or any successor
                  ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Common

Stock and Preferred Stock, by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the states of Ohio, New York, Virginia or West Virginia (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the states of Ohio, New York, Virginia or West Virginia), in good standing, having a principal office in the states of Ohio, New York, Virginia or

West Virginia, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22.  Issuance of New Rights Certificates.  Notwithstanding any of
                  -----------------------------------
the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, the Company may, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of shares of Common Stock following the Distribution Date.

     Section 23.  Redemption and Termination.
                  --------------------------

     (a)(i) The Company may, at its option, at any time prior to the earliest of
(A) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), (B) the occurrence of a Triggering Event, or (C) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price either in shares of Common Stock (based on the current market price (as determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock at the time of redemption) or cash;

provided, however, that immediately upon the date that an Acquiring Person
- --------
becomes an Acquiring Person and thereafter, the Rights may be redeemed only if
(A) there are at least two Disinterested Directors then in office and (B) the Board of Directors of the Company, with the concurrence of a majority of the Disinterested Directors then in office, determines that such redemption is, in their judgment, in the best interests of the Company and its stockholders.

     (ii) In addition, if there are at least two Disinterested Directors then in office, the Board of Directors may redeem all but not less than all of the then outstanding Rights at the Redemption Price with the concurrence of a majority of such Disinterested Directors following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, if either (A) (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or a series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, such that such Person is thereafter a Beneficial Owner of less than 10% of the outstanding shares of Common Stock and (2) there are no other Persons, immediately following the occurrence of the event described in clause (1), who are Acquiring Persons or
(B) in connection with the type of transaction specified in Sections 11(a)(ii)(A) or 13(a) in which all holders of Common Stock are treated alike and not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Triggering Event until such time as the Company's right of redemption hereunder is not exercisable.

          (b) Immediately upon the action of the Board of Directors of the Company authorizing the redemption of the Rights pursuant to subsection (a) of this Section 23 and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors authorizing the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of such Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be effected.


     Section 24.  Exchange.
                  --------

          (a) The Company may, at its option, at any time after any Person becomes an Acquiring Person exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any Person or entity organized, appointed or established by the Company or by any Subsidiary of the Company pursuant to the terms of, or holding shares of Common Stock of the Company for, any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company authorizing the exchange of the Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board of Directors authorizing the exchange of the Rights, the Company shall give notice of such exchange to the Rights Agent and to the holders of such Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected.

          (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Shares) for Common Stock at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Share) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred

Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

          (d) In the event that there shall not be sufficient shares of Common Stock or Preferred Stock authorized but unissued to permit the exchange in full of such Rights in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Preferred Stock for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the Exchange Date.

          (f) In the event the Board of Directors of the Company authorizes any exchange pursuant to Section 24(a), to the extent permitted by applicable law, any Rights that are or were beneficially owned by any Acquiring Person or by any Affiliate or Associate of any Acquiring Person on or after such Acquiring Person's Stock Acquisition Date shall be null and void without any further action immediately upon such authorization, and thereafter may not be exercised by any Person (including any subsequent transferee) for Units of Preferred Stock or other securities or assets pursuant to any provision hereof and shall no longer confer any rights upon any Person.

     Section 25.  Notice of Certain Events.
                  ------------------------
          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend of the Company in compliance with Sections 31-1-99 and 31-1-100 of the West Virginia Corporation
Act), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), or to effect a statutory share exchange with any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

          (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer, if appropriate, not only to Preferred Stock, but also to Common Stock or other securities.

     Section 26.  Notices.  Notices or demands authorized by this Agreement to
                  -------
be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Commercial BancShares, Incorporated
               415 Market Street.
               Parkersburg, West Virginia  26101
               Attention:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               Fifth Third Bank
               Corporate Trust Department
               #1090 D2
               38 Fountain Square Plaza
               Cincinnati, Ohio  45202

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27.  Supplements and Amendments.  At any time prior to the earlier
                  --------------------------
of the Distribution Date or the occurrence of a Triggering Event and subject to the penultimate and last sentences of this Section 27, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed pursuant to Section 23 of this Rights Agreement or any provision of the

Articles of Serial Designation for the Preferred Stock) without the approval of any holder of the Rights. From and after the earlier of the Distribution Date or the occurrence of a Triggering Event and subject to applicable law, the Company may, and the Rights Agent shall if the Company so directs, amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Rights Agreement or (ii) to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that a proposed supplement or amendment to this Rights Agreement is in compliance with the provisions of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, (x) at any time when there shall be an Acquiring Person, this Rights Agreement may be supplemented or amended only if (A) there are at least two Disinterested Directors then in office and (B) the Board of Directors of the Company, with the concurrence of a majority of the Disinterested Directors then in office, determines that such supplement or amendment is in their judgment in the best interests of the Company and the holders of its Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) and (y) no supplement or amendment to this Rights Agreement shall be made which reduces the Redemption Price or provides for an earlier Final Expiration Date.

     Section 28.  Successors.  All the covenants and provisions of this
                  ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29.  Determinations and Actions by the Board of Directors, etc.
                  ----------------------------------------------------------

     For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (and, where specifically provided for herein, the Disinterested Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company (or, where specifically provided for herein, the Disinterested Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, by the Disinterested Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties, and (y) not subject the Board or the Disinterested Directors to any liability to the holders of the Rights.

     Section 30.  Benefits of this Agreement.  Nothing in this Agreement shall
                  --------------------------
be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

     Section 31.  Severability.  If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the
- --------
contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

     Section 32.  Governing Law.  This Agreement, each Right and each Rights
                  -------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of West Virginia and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 33.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34.  Descriptive Headings.  Descriptive headings of the several
                  --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                         COMMERCIAL BANCSHARES, INCORPORATED



                         By /s/ William E. Mildren, Jr.
                            ---------------------------
                            William E. Mildren, Jr.
                            Chairman, President and Chief
                            Executive Officer


                         FIFTH THIRD BANK



                         By /s/ Dana Hushak
                            ----------------
                            Dana Hushak
                            Vice President

                                                        EXHIBIT A TO EXHIBIT 4.1

                        ARTICLES OF SERIAL DESIGNATION
                                      OF
                      COMMERCIAL BANCSHARES, INCORPORATED

          1. The name of the corporation is COMMERCIAL BANCSHARES, INCORPORATED.

          2. On August 14, 1996, pursuant to Section 31-1-79 of the West Virginia Corporation Act and the authority conferred upon the Board of Directors by the Articles of Incorporation, the Board of Directors duly adopted the following resolutions creating a series of 20,000 shares of Preferred Stock designated as Junior Participating Cumulative Preferred Stock, Series A:

          RESOLVED, that it is hereby declared to be in the best interests of the Corporation that the Articles of Incorporation of the Corporation be amended to create a new series of Preferred Stock to consist of 20,000 shares and to be designated as Junior Participating Cumulative Preferred Stock, Series A, and to determine the preferences, limitations and relative rights of the Junior Participating Cumulative Preferred Stock, Series A, by adding to Article such Articles of Incorporation, a new section entitled "Junior Participating Cumulative Preferred Stock, Series A", to read in the form attached hereto as Appendix I.
                             ----------

          RESOLVED, that the amendment to the Articles of Incorporation attached as Appendix I is hereby adopted and that the officers are authorized and
        ----------
     directed to prepare and to file with the Secretary of State of West Virginia Articles of Serial Designation to give effect thereto.

     3.   That Appendix I hereto constitutes the amendment referred to in the
               ----------
foregoing resolutions.

     4. That such amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on August 14, 1996. Shareholder action was not required.

     5. These Articles of Serial Designation were prepared by Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-9074.

                                   /s/ William E. Mildren, Jr.
Dated:  August 14, 1996       By:_____________________________
                                   William E. Mildren, Jr.
                                   Chairman, President and
                                   Chief Executive Officer

                                     /s/ Larry G. Johnson
                                 By:__________________________
                                     Larry G. Johnson
                                     Secretary-Treasurer

                                 APPENDIX I

          Junior Participating Cumulative Preferred Stock, Series A.  The
          ---------------------------------------------------------
Corporation has designated 20,000 shares of the authorized but unissued shares of the Corporation's Preferred Stock, par value $100, as Junior Participating Cumulative Preferred Stock, Series A (hereinafter referred to as "Series A Preferred Stock"). The terms of the Series A Preferred Stock, in the respect in which the shares of such series may vary from shares of any and all other series of Preferred Stock, are as follows:

               (a)  Dividends and Distributions.
                    ---------------------------

                    (1) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, and if declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on March 31, June 30, September 30 and December 31 (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after August 14, 1996 (the "Rights Dividend Declaration Date"), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend at the rate of $100 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (3) Dividends shall begin to accrue and be cumulative on
               outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               (b) Voting Rights.  The holders of shares of Series A Preferred
                   -------------
               Stock shall have the following voting rights:

                    (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
               (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
               (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (2) Except as otherwise provided herein, in the Articles of
               Incorporation or under applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group on all matters submitted to a vote of stockholders of the Corporation.

                    (3) (i) If at any time dividends on any shares of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment.
                    During each default period, all holders of the outstanding shares of Series A Preferred Stock together with any other series of Preferred Stock then entitled to such a vote under the terms of the Articles of Incorporation, voting as a separate voting group, shall be entitled to elect two (2) members of the Board of Directors of the Corporation.

                         (ii) During any default period, such voting right of the holders of Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Subsection (b)(3) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a separate voting group, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                         (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of any and all series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (b)(3)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (b)(3)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                         (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
                    (b)(3)(ii) be filled by vote of a majority of the remaining Directors theretofore elected by the voting group which elected the Director whose office shall have become vacant. References in this paragraph (b)(3)(iv) to Directors elected by a particular voting group shall include

                    Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock, as a separate voting group, to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock, as a separate voting group, shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Articles of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph 5(b)(3)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or bylaws). Any vacancies in the Board of Directors affected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

                    (4) Except as set forth herein or as otherwise provided in the Articles of Incorporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               (c)  Certain Restrictions.
                    --------------------

                    (1) Whenever quarterly dividends or other dividends or
               distributions payable on the Series A Preferred Stock as provided in Subsection (a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                         (i) declare or pay or set apart for payment any dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock) or make any other distributions on, any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and shall not redeem, purchase or otherwise acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of stock of any such junior class;

                         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                         (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (2) The Corporation shall not permit any subsidiary of the
               Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of Subsection (c), purchase or otherwise acquire such shares at such time and in such manner.

               (d) Reacquired Shares.  Any shares of Series A Preferred Stock
                   -----------------
          purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               (e) Liquidation, Dissolution or Winding Up.
                   --------------------------------------

                    (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph 3 below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

                    (2) In the event, however, that there are not sufficient
               assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                    (3) In the event the Corporation shall at any time after the
               Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (f) Consolidation, Merger, Share Exchange, etc.  In case the
                   -------------------------------------------
          Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (g) Redemption.  The outstanding shares of Series A Preferred
                   ----------
          Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to (i) 100% of the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of a share of the Common Stock during the 30-day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of Common Stock during such 30-day period on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value of a share of the Common Stock as determined by the Board of Directors in good faith.

               (h) Ranking.  The Series A Preferred Stock shall rank junior to
                   -------
          all other series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

               (i) Amendment.  Except as permitted by the West Virginia
                   ---------
          Corporation Act, the Articles of Incorporation or the Bylaws, the Articles of Incorporation shall not be further amended in any manner that would adversely affect the preferences, rights or powers of the Series A Preferred Stock.

               (j) Fractional Shares.  Series A Preferred Stock may be issued in
                   -----------------
          fractions of one one-thousandth of a share (and integral multiples thereof) which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                                        EXHIBIT B TO EXHIBIT 4.1

                                 [Form of Rights Certificate]


Certificate No. R-                                            _________ Rights



NOT EXERCISABLE AFTER AUGUST 13, 2006, OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. THIS RIGHTS CERTIFICATE AND THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE MAY NOT BE TRANSFERRED, DIRECTLY OR INDIRECTLY, (A) TO ANY PERSON WHO IS, OR AS A RESULT OF SUCH TRANSFER WOULD BE, THE BENEFICIAL OWNER OF 10% OR MORE OF THE RIGHTS, OR
(B) TO ANY AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUCH PURPORTED TRANSFER SHALL BE WITHOUT EFFECT. ANY RIGHT THAT HAS BEEN THE SUBJECT OF ANY SUCH PURPORTED OR ATTEMPTED TRANSFER SHALL BE DEEMED TO BE BENEFICIALLY HELD BY THE PERSON WHO ATTEMPTED TO MAKE SUCH PURPORTED OR ATTEMPTED TRANSFER AND SHALL CONTINUE TO BE EXERCISABLE BY SUCH PERSON OR A PERMITTED TRANSFEREE.


                                 Rights Certificate


          This certifies that ________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 14, 1996 (the "Rights Agreement"), between Commercial Bancshares, Incorporated, a West Virginia
corporation (the "Company"), and [                      ], a

[              ] bank (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Parkersburg, West Virginia time) on August 13, 2006, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, nonassessable share Common Stock of the Company, at a purchase price of $116 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. (All capitalized terms not defined herein shall have the meaning set forth in the Rights Agreement.) The Purchase Price shall be paid in cash. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of August 14, 1996, based on the Common Stock as constituted at such date.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.

Under no circumstances may this Rights Certificate or any of the Rights represented by this Certificate be transferred, directly or indirectly, (i) to any Person who is, or as a result of such transfer would be, the beneficial owner of 10% or more of the Rights, or (ii) to any Affiliate or Associate of any such Person. Any attempt to transfer Rights to such Person will be without effect. Any Right that has been the subject of any such purported transfer shall be deemed to be held beneficially by the Person who attempted to make such transfer and, thereafter, shall continue to be exercisable by such Person, or in the case of a transfer not prohibited by the Agreement, such Person's transferee, for shares of Common Stock, or other securities or assets. Under certain circumstances specified in Sections 11(a)(ii), 13 and 24 of the Rights Agreement, Rights that are or were owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person may become null and void and no longer exercisable by any Person (including any subsequent transferee). Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent or the Secretary of the Company.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right.

          No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
                                 WITNESS the facsimile signature of the proper
officers of the Company and its corporate seal.

Dated as of ___________ __, ____


ATTEST:                           COMMERCIAL BANCSHARES, INCORPORATED



______________________              By: _________________________
     Secretary                      Name: __________________
                                    Title: _________________


Countersigned:


______________________


By____________________
 Authorized Signature

                 [Form of Reverse Side of Rights Certificate]



FORM OF ASSIGNMENT
- ------------------



               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)



FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto _____________________________________________

_________________________________________________________________
                 (Please print name and address of transferee)

_________________________________________________________________

this Rights Certificate, together with all right, title and

interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: ____________________, ____


                                __________________________
                                         Signature


Signature Guaranteed:

                                 Certificate
                                 -----------



     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: ____________, ____         _________________________
                                           Signature


Signature Guaranteed:



                                 NOTICE
                                 ------


          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                 (To be executed if holder desires to exercise
                Rights represented by the Rights Certificate.)



To:          COMMERCIAL BANCSHARES, INCORPORATED


          The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number


______________________________________________________________
                                 (Please print name and address)


______________________________________________________________

          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number


______________________________________________________________
                (Please print name and address)


______________________________________________________________


Date:  _______________, ____


                                ________________________________
                                            Signature


Signature Guaranteed:

                                 Certificate
                                 -----------

     The undersigned hereby certifies by checking the appropriate boxes that:
          (1)  the Rights evidenced by this Rights Certificate
     [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ______________, ____     __________________________
                                         Signature


Signature Guaranteed:



                                 NOTICE
                                 ------


     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                        EXHIBIT C TO EXHIBIT 4.1

                         SUMMARY OF RIGHTS TO PURCHASE
                                 COMMON STOCK
                         ----------------------------


          On August 14, 1996, the Board of Directors of Commercial Bancshares, Incorporated, a West Virginia corporation (the "Company"), declared a dividend distribution of one Right for each outstanding share of common stock (the "Common Stock"), of the Company to shareholders of record at the close of business on August 30, 1996 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company 1/1000th of a share (a "Unit) of a new series of preferred stock designated "Junior Participating Cumulative Preferred Stock, Series A" ("Series A"). Shareholders will receive one Right per share of Common Stock held of record at the close of business on the Record Date. The exercise price of each Right will be $116, subject to adjustment (the "Purchase Price").

          Rights will also attach to shares of Common Stock issued after the Record Date but prior to the Distribution Date unless the Board of Directors determines otherwise at the time of issuance. The description and terms of the Rights are set forth in a Rights Agreement (the "Agreement"), dated as of August 14, 1996 between the Company and Fifth Third Bank, as Rights Agent.

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates evidencing the Rights (the "Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a distribution of the Rights Certificates will occur (the "Distribution Date") upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 13, 2006 (the "Final Expiration Date"), unless earlier redeemed by the Company as described below. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter such separate Rights Certificates alone will represent the Rights.

          Rights may not be transferred, directly or indirectly, (i) to any person who is, or as a result of such transfer would be, the beneficial owner of 10% or more of the Rights, or (ii) to any Affiliate or Associate of any such Person. Any purported or attempted transfer of a Right in violation of this provision shall be without effect and any Right that has been the subject of any such purported or attempted transfer shall be deemed to be held beneficially by the Person who attempted to make such purported or attempted transfer.

          While each Right will initially provide for the acquisition of one Unit of Series A at the Purchase Price, the Agreement provides that if (i) an Acquiring Person purchases 20% or more of the outstanding Common Stock, or (ii) at any time following the Distribution Date, the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, or (iii) an Acquiring Person effects a statutory share exchange with the Company after which the Company is not a subsidiary of any Acquiring Person, each holder of a Right (except as set forth below) will thereafter have the right to receive, upon exercise and payment of the Purchase Price, a Unit of Series A (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to twice the amount of the Purchase Price.

          In the event that, at any time following the first to occur of the Stock Acquisition Date or the Distribution Date, (i) the Company is acquired in a merger, statutory share exchange, or other business combination in which the Company is not the surviving corporation (other than a transaction described in the preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except as set forth below) shall thereafter have the right to receive, upon exercise and payment of the Purchase Price, common stock of the acquiring company having a value equal to twice the Purchase Price. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

          At any time after any person becomes an Acquiring Person, the Company may exchange all or part of the Rights (except as set forth below) for shares of Common Stock (an "Exchange") at an exchange ratio of one share per Right, as appropriately adjusted to reflect any stock split transaction, except that the Company may not effect such Exchange at any time after any Person (with certain exceptions), together with all Affiliates and Associates of such person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

          Upon the occurrence of a Triggering Event that entitles Rights holders to purchase securities or assets of the Company, Rights that are or were owned by the Acquiring Person that is a party to such Triggering Event or any Affiliate or Associate of an Acquiring Person on or after such Acquiring Person's Stock Acquisition Date, to the extent permitted by applicable law, shall be null and void and shall not thereafter be exercised by any Person (including subsequent transferees). Upon the occurrence of a Triggering Event that entitles Rights holders to purchase common stock of a third party, or upon the authorization of an Exchange, Rights that are or were owned by any Acquiring Person or any Affiliate or Associate of any Acquiring Person on or after such Acquiring Person's Stock Acquisition Date, to the extent permitted by applicable law, shall be null and void and shall not thereafter be exercised by any person (including subsequent transferees).

          The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustments from time to time to prevent dilution.

          At any time before the earlier of (1) 10 days following the Stock Acquisition Date, (2) the occurrence of a Triggering Event, or (3) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Under certain circumstances set forth in the Agreement, the decision to redeem shall require the concurrence of a majority of the Disinterested Directors, as defined below. After the redemption period has expired, the Company's right of redemption may be reinstated if (i) an Acquiring Person reduces his beneficial ownership to less than 10% of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company, or (ii) there is a merger or other business combination involving the Company in which all holders of Common Stock are treated alike and which does not involve an Acquiring Person. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, with, where required, the concurrence of the Disinterested Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The term "Disinterested Directors" means any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its subsidiaries and who was a member of the Board of Directors of the Company prior to the time that any Person became an Acquiring Person, and any successor to a Disinterested Director who is not an officer or employee of the Company or any of its subsidiaries if such successor is recommended or elected to succeed by a majority of the Disinterested Directors then on the Board of Directors of the Company, but the term "Disinterested Directors" does not include an Acquiring Person, or any Affiliate or Associate of any Acquiring Person, or a nominee or representative of the foregoing entities.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

          At any time prior to the earlier of the Distribution Date or the occurrence of a Triggering Event and subject to the conditions described below, the Company may amend any of the provisions of the Agreement. From and after the earlier of the Distribution Date or the occurrence of a Triggering Event, the Company may amend the Agreement to cure any ambiguity and to make changes that do not adversely affect the holders of Rights (excluding the interests of any Acquiring Person). Notwithstanding the foregoing, the Agreement may not be amended to reduce the Redemption Price or provide for an earlier Final Expiration Date, and at any time when there is an Acquiring Person, the Agreement may be amended only if the Board of Directors of the Company, with the concurrence of a majority of the Disinterested Directors then in office, determines that such amendment is in the best interests of the Company and the holders of its rights (excluding the interests of any Acquiring Person).

          The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that acquires more than 10% of the outstanding shares of Common Stock of the Company if a Triggering Event thereafter occurs without the Rights having been redeemed or in the event of an Exchange. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors and the shareholders because the Rights are redeemable under certain circumstances.

          A copy of the Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K dated August 14, 1996. A copy of the Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

          The address of the Rights Agent is:

                                    Fifth Third Bank
                                    Corporate Trust Department
                                    #1090 D2
                                    38 Fountain Square Plaza
                                    Cincinnati, Ohio  45202.